                                                                     EXHIBIT 4.7

                       FIRST AMENDMENT TO CREDIT AGREEMENT
                                   AND WAIVER


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND WAIVER, dated as of the 15th day of November, 1999 (this "Amendment"), is made among MATRIA HEALTHCARE, INC., a Delaware corporation (the "Borrower"), the Required Lenders (as defined in the Credit Agreement referred to below), and FIRST UNION NATIONAL BANK, as administrative agent for the Lenders (in such capacity, the "Administrative Agent").


                                    RECITALS

         A. The Borrower, certain banks and other financial institutions, the Administrative Agent, and Harris Trust and Savings Bank, as Co-Agent, are parties to a Credit Agreement, dated as of January 19, 1999 (the "Credit Agreement"), providing for the availability of certain credit facilities to the Borrower upon the terms and conditions set forth therein. Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement.

         B. The Borrower and the Required Lenders have agreed to amend the Credit Agreement, and the Required Lenders have agreed to waive certain requirements contained therein, upon the terms and conditions set forth herein.


                             STATEMENT OF AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   AMENDMENTS

       1.1 Applicable Margin Percentages. The pricing matrix contained in the definition of "Applicable Margin Percentage" set forth in SECTION 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

                                                                        Applicable Margin
                                                                     Percentage for Foreign
                                               Applicable Margin       Currency Revolving
                                                Percentage for             Loans and
               Leverage Ratio                   Base Rate Loans           LIBOR Loans
               --------------                  -----------------     ----------------------
    Greater than or equal to 3.0 to 1.0 .            2.250%                 3.250%
  Greater than or equal to 2.5 to 1.0 but
            less than 3.0 to 1.0                     2.000%                 3.000%
  Greater than or equal to 2.0 to 1.0 but
            less than 2.5 to 1.0                     1.750%                 2.750%
  Greater than or equal to 1.5 to 1.0 but
            less than 2.0 to 1.0                     1.500%                 2.500%
            Less than 1.5 to 1.0                     1.250%                 2.250%


                                   ARTICLE II

                                     WAIVER

         2.1 Interest Rate Protection. In consideration of the agreement by the Borrower to the amendments set forth in SECTION 1.1, the Required Lenders hereby agree to waive any Default or Event of Default arising from noncompliance by the Borrower with SECTION 6.8 of the Credit Agreement (Interest Rate Protection). The waiver of the Required Lenders set forth herein is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement or a waiver of any Default or Event of Default except as expressly set forth herein.


                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         The Borrower hereby represents and warrants as follows:

         3.1 Representations and Warranties. Each of the representations and warranties of the Borrower contained in the Credit Agreement and in the other Credit Documents will be true and correct on and as of the Amendment Effective Date (as hereinafter defined) and after giving effect to this Amendment with the same effect as if made on and as of such date (except to the extent any such representation or warranty is expressly stated to have been made as of a specific date, in which case such representation or warranty is true and correct as of such date).

       3.2 No Default. On and as of the Amendment Effective Date and after giving effect to this Amendment, no Default or Event of Default will have occurred and be continuing.


                                   ARTICLE IV

                                  MISCELLANEOUS

       4.1 Effect of Amendment. From and after the effective date of the amendments to the Credit Agreement set forth herein, all references to the Credit Agreement set forth in any other Credit Document or other agreement or instrument shall, unless otherwise specifically provided, be references to the Credit Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect in accordance with its terms.

       4.2 Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Georgia (without regard to the conflicts of law provisions thereof).

         4.3 Severability. To the extent any provision of this Amendment is prohibited by or invalid under the applicable law of any jurisdiction, such provision shall be ineffective only to the extent of such prohibition or invalidity and only in any such jurisdiction, without prohibiting or invalidating such provision in any other jurisdiction or the remaining provisions of this Amendment in any jurisdiction.

       4.4 Successors and Assigns. This Amendment shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

       4.5 Construction. The headings of the various sections and subsections of this Amendment have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof.

       4.6 Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Amendment shall become effective on the date (the "Amendment Effective Date") upon which the Administrative Agent shall have received an executed counterpart hereof from each of the Borrower and the Required Lenders.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the date first above written.



                                      MATRIA HEALTHCARE, INC.


                                      By:      /s/ Donald R. Millard
                                               --------------------------------
                                      Title:   President and CEO



                                      FIRST UNION NATIONAL BANK, as
                                      Administrative Agent and as Lender


                                      By:      /s/ J. Matthew MacIver, Jr.
                                               --------------------------------
                                      Title:   Vice President



                                      HARRIS TRUST AND SAVINGS BANK,
                                      as Co-Agent and as Lender


                                      By:      /s/ Stan C. Rosendahl
                                               --------------------------------
                                      Title:   Vice President



                                      BANKERS TRUST COMPANY


                                      By:      /s/ G. Andrew Keith
                                               --------------------------------
                                      Title:   Principal